Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-130338, 333-136117, and 333-156502) and Form S-8 (No. 333-144862, No. 333-124626 and No. 333-138674) of Cadiz Inc. of our report dated March 11, 2009 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K/A.

PricewaterhouseCoopers LLP
Los Angeles, California
April 30, 2009